SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

American CareSource Holdings, Inc.
(Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Shares of Beneficial Interest

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:	American CareSource Holdings, Inc.
(4)	Date Filed:	April 26, 2007

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American CareSource Holdings, Inc.

5429 LBJ Freeway, Suite 700

Dallas, TX 75240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 24, 2007

The Annual Meeting of Shareholders (the “Annual Meeting’) of American CareSource Holdings, Inc. (the “Company”) will be held at 5429 LBJ Freeway, Suite 700, Dallas, Texas, on May 24, 2007, at 9:00 a.m., Central Time. We are holding the meeting for the following purposes:

•	To elect seven members of the Board of Directors, each for a term of one year.
•	To approve the amendment to the Company’s 2005 Stock Option Plan to increase the number of options available for grant under the plan.
•	To ratify the selection of McGladrey & Pullen LLP as our independent auditors for the fiscal year ending December 31, 2007.
•	To transact such other business as may properly come before the Annual Meeting and at any meeting following postponement or adjournment thereof.

Holders of record of our common stock at the close of business on April 26, 2007 are entitled to notice of, and to vote at, the Annual Meeting and at any meeting following postponement or adjournment thereof.

In addition to the proxy statement and proxy card, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2006 is enclosed.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing, signing and dating the enclosed proxy card and returning it to the Company. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,

David S. Boone

Chief Operating and Financial Officer and Secretary

April 26, 2007

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE

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Appendix C

American CareSource Holdings, Inc.

5429 LBJ Freeway, Suite 700

Dallas, TX 75240

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of Shareholders of American CareSource Holdings, Inc. (the “Company”), to be held on May 24, 2007, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 9:00 a.m., Central Time. The meeting will be held at 5429 LBJ Freeway, Suite 700, Dallas, Texas, the location of our executive offices.

We are first mailing this proxy statement and proxy card (including voting instructions) on or about April 27, 2007, to persons who were shareholders at the close of business on April 26, 2007, the record date for the Annual Meeting.

Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to fiscal 2006 refer to the 12-month period from January 1, 2006 through December 31, 2006. References in this proxy statement to fiscal 2005 refer to the 12-month period from January 1, 2005 through December 31, 2005.

PROXIES AND VOTING PROCEDURES

What Is the Purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the following:

•	The election of our Board of Directors;
•	The approval of an amendment to our 2005 Stock Option Plan;
•	The ratification of the selection of McGladrey & Pullen LLP as our independent auditors for our fiscal year ending December 31, 2007; and
•	Such other business as may properly come before the Annual Meeting and any meeting following the adjournment or postponement thereof.

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of common stock of American CareSource Holdings, Inc. that you held as of the close of business on the record date, April 26, 2007. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

As of the record date, April 26, 2007, there were 14,492,798 shares of common stock of American CareSource Holdings, Inc. issued and outstanding.

In accordance with Delaware law, a list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

Who Is the Record Holder?

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

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If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

How Do I Vote?

Record Holders:

•

By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Your proxy card must be received by the close of business on May 24, 2007.

•	By attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

Stock Held by Brokers, Banks and Nominees:

•	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.
•	If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on April 26, 2007.

How Many Votes Are Required to Transact Business at the Annual Meeting?

A quorum of shareholders is required to transact business at the Annual Meeting. We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

What is a Broker Non-Vote?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

How Many Votes Are Required to Approve a Proposal?

If a quorum is present, the affirmative vote of a plurality of votes cast is required to elect directors. Thus, a nominee for director may be elected even if the nominee receives less than a majority of the shares represented at the meeting. Proxies cannot be voted for a greater number of nominees than are named in this proxy statement. To ratify the selection of our independent auditors and to approve the amendment of our 2005 Stock Option Plan for an affirmative vote of a majority of the votes cast is required.

How Will The Shares Represented By My Executed Proxy Card Be Voted?

All shares entitled to vote and represented by properly completed proxy cards that are not revoked will be voted in accordance with the instructions provided on the proxy cards.

What If I Return My Proxy Card But Do Not Provide Voting Instructions?

If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy card will be voted “for” the nominees for director, “for” the amendment of the 2005 Stock Option Plan and “for” the ratification of the appointment of McGladrey & Pullen LLP as our independent auditors for our fiscal year 2007, and “for” the amendment of our 2005 Stock Option Plan.

How Are Abstentions and Broker Non-Votes Counted?

Shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the

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outcome of the votes to elect directors, to ratify the appointment of McGladrey & Pullen LLP as our independent auditors, or to approve the amendment to the 2005 Stock Option Plan.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy prior to the close of voting at the Annual Meeting by either:

•	Sending written notice of revocation to our Secretary;
•	Sending a signed proxy card bearing a later date to our Secretary; or
•	If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the Inspectors of Election at the Annual Meeting or by voting in person.

Who Will Pay the Expenses of Proxy Distribution?

We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, seven directors are to be elected. Our Board of Directors currently consists of eight directors. One director, David A. George has asked not to be nominated for re-election. Seven directors identified below have been nominated by the Board of Directors for election to a new one-year term. If elected, each nominee will continue in office until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation, retirement or removal. Each nominee has indicated to the Company that he or she will serve if elected. We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board of Directors. Biographical information regarding each nominee follows. The age of each nominee is as of May 24, 2007, the date of our Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the election of each nominee for director named below.

The following table identifies the directors nominated for election at the Annual Meeting.

Name	Age	Position

Edward B. Berger	77	Director, Executive Chairman of the Board

Wayne A. Schellhammer	54	President, Chief Executive Officer, Director

Derace L. Schaffer, MD	59	Director

John Pappajohn	78	Director

Kenneth S. George	58	Director, Chairman of the Audit Committee, Financial Expert (1), (2), (3), (4)

John N. Hatsopoulos	73	Director, (2), (3), (4)

John W. Colloton	76	Director, Chairman of the Governance and Nominations Committees (1), (4)

(1)	Audit Committee
(2)	Compensation Committee
(3)	Governance and Nominations Committee
(4)	Independent Director

There are no familial relationships among our Directors and/or executive officers. Our Directors hold office until the next annual meeting of our shareholders or until their respective successors have been elected and qualified.

Edward B. Berger, 77. Mr. Berger has served as one of our directors since March 2006. On April 16, 2007, Mr. Berger was appointed, by unanimous consent of the remaining members of the Board of Directors, as the Executive Chairman of the Company. Our Chief Executive Officer and Chief Financial Officer will report directly to the Executive Chairman. Mr. Berger is currently the Chief Executive Officer and sole Director of CardSystems Solutions, Inc. Mr. Berger is also a Director of Compass Bank of Tucson, Arizona and a director of Healthcare Acquisition Corp. Mr. Berger was very recently elected to the Board of Directors of Conmed Healthcare Management Inc. and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Berger has been admitted to practice law by the U.S. Supreme Court, New York Bar, Arizona Bar, District of Columbia Bar, U.S. District Court-Arizona and the U.S. Court of Appeals 9th Circuit. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College and recently retired as Chairman of the MBA Advisory Council at the University of Arizona. Mr. Berger received a Juris Doctor in Law from New York Law School and a Masters Degree in Education as well as a B.A. in History and English from the University of Arizona.

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Mr. Berger became an independent member of the board of directors of CardSystems Solutions, Inc., a non-publicly held credit card processing company, on or about June 1, 2002. In 2006, CardSystems Solutions, Inc. agreed to settle Federal Trade Commission charges that its failure to take appropriate security measurers to protect consumer information was an unfair practice that violated federal law and had cause security breaches that resulted in fraudulent consumer credit card purchases. By way of settlement, CardSystems Solutions, Inc. agreed to implement a comprehensive information security program and obtain audits by an independent third-party security professional every other year for 20 years. On May 11, 2006, the board of directors of CardSystems Solutions, Inc. determined that it was in the best interest of its shareholders to liquidate its assets in a Chapter 11 bankruptcy. Upon the resignation of each member of the board of directors, the shareholders of CardSystems Solutions, Inc. requested and Mr. Berger agreed to become the sole director and chief executive officer of CardSystems Solutions, Inc. On May 12, 2006, Mr. Berger caused CardSystems Solutions, Inc. to file for bankruptcy under Chapter 11 of Title 11 of the U.S. Code. and, as its liquidating agent, is overseeing the company’s Chapter 11 bankruptcy and liquidation.

Wayne A. Schellhammer, 54. Mr. Schellhammer has served as President and Chief Executive Officer of the Company since October of 2004 and Director since November 2004. Mr. Schellhammer was appointed the Chairman of American CareSource Holdings in August 2005 and held this position until March 30, 2007. He also serves as a director of Healthcare Acquisition Corp., a public company. He brings to this position over 30 years of health care experience. Before joining American CareSource Holdings, Mr. Schellhammer was a Senior Executive with the Iowa Health System serving as President and Chief Executive Officer of several internal companies as well as Vice President of Payer Contracting starting in January 1999. The Iowa Health System is a hospital and physician company providing services through 11 hospitals and 450 employed physicians. From 1996 through 1998, Mr. Schellhammer was a senior resource person in the Chicago office of KPMG Consulting, Health Care Group for payor and providers. Mr. Schellhammer is a graduate of the University of Minnesota.

Derace L. Schaffer, M.D., 59. Dr. Schaffer has been a Director of American CareSource Holdings since November 2004. Dr. Schaffer is the founder and CEO of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. He also serves as a director of Allion Healthcare, Inc. and Patient Infosystems, Inc.; both publicly held companies. He has served as chairman of several healthcare companies including, Radiologix, Inc when it was private. He co-founded Allion Healthcare, Patient Infosystems and Radiologix, all of which are public companies. Dr. Schaffer served as chief executive officer and chairman of the board of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer has served as a director on many healthcare boards of directors including several health systems and more than ten healthcare services and technology companies. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is currently also a Clinical Professor of Radiology at Weill Cornell Medical College.

John Pappajohn, 78. Mr. Pappajohn has been a Director of American CareSource Holdings since November 2004. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a director for the following public companies: Allion Healthcare, Inc., Healthcare Acquisition Corp., MC Informatics, Inc., CareGuide, Inc. and ConMed Healthcare Management, Inc.

Kenneth S. George, 58. Mr. George became one of our directors in January 2004. Mr. George served two terms as a State Representative in the Texas House of Representatives. Mr. George has been self-employed, managing his own investment activities since 2001. From 1996 until 2001, he was General Partner of Riverside Acquisitions L.L.C. and was active in commercial real estate, financial and land transactions. From 1994 through 1995, Mr. George was Chairman and Chief Executive Officer of Ameristat, Inc., the largest private ambulance provider in the state of Texas. From 1988 until 1994, he was Chairman and Chief Executive Officer of EPIC Healthcare Group, an owner of 36 suburban/rural acute care hospitals with 15,000 employees and $1.4 billion in revenues. Mr. George has an M.B.A. from the University of Texas at Austin and a B.A. from Washington and Lee University.

John N. Hatsopoulos, 73. John N. Hatsopoulos is chief executive officer of American Distributed Generation Inc. Headquartered in Waltham, Massachusetts, American DG Energy Inc. provides a range of products and services in support of the emerging market for on-site generation of electricity, heating and cooling at commercial, institutional and light industrial facilities. Mr. Hatsopoulos is also chairman of GlenRose Capital LLC, a leverage buyout investment fund, as well as managing partner of Alexandros Partners LLC, a financial advisory firm. John Hatsopoulos is one of the founders of Thermo Electron Corporation and the retired president and vice chairman of the board of directors. Mr. Hatsopoulos graduated from Athens College in Athens, Greece, in 1953. He holds a B.S. in history and mathematics from Northeastern University, together with Honorary Doctorates in Business Administration from Boston College and Northeastern University. He served on the board of directors of the

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American Stock Exchange from 1994 through 2000. He is currently a member of the board of directors of TEI BioSciences Inc., and a “Member of the Corporation” for Northeastern University.

John W. Colloton, 76. Mr. Colloton has served as one of our directors since 2004. He is currently Director Emeritus of the University of Iowa Hospitals and Clinics, and serves as the lead director of Wellmark, Inc. (Iowa-South Dakota Blue Cross & Blue Shield). From 1989 to 2003, Mr. Colloton served as a director of Baxter International Inc. and from 1997 to 2002, he served as a director of Radiologix, Inc. From 1971 to 1993, Mr. Colloton served as a director of the University of Iowa Hospitals and Clinics, and from 1993 through the year 2000, he served as Vice President of the University of Iowa for Statewide Health Services. Mr. Colloton received his B.A. in business administration from Loras College and holds a masters degree in hospital administration from the University of Iowa.

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GOVERNANCE OF THE COMPANY

Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. We currently have eight members on our Board of Directors. The Board of Directors of the Company has three committees: the Audit Committee, the Compensation Committee and the Governance and Nominations Committee, each comprised of independent directors only.

During fiscal 2006, the Board of Directors held six meetings, the Audit Committee held five meetings, the Compensation Committee held three meetings and the Governance and Nominations Committee held two meetings. The nominees for director each attended more than 75% of the total number of meetings of the Board of Directors and the committees of which they were a member during fiscal 2006.

American CareSource Holdings, Inc. has a Code of Business Conduct and Ethics that applies to all directors, officers and employees, which can be found at the Company’s web site, www.anci-care.com. The Company will post any amendments to the Code of Business Conduct and Ethics, as well as any waivers that are required to be disclosed by the rules of either the SEC or the American Stock Exchange, on the Company’s web site.

The Company’s Board of Directors has adopted Corporate Governance Guidelines and charters for the Audit Committee, Compensation Committee, Governance and Nominations Committee of the Board of Directors. These documents can be found at the Company’s web site, www.anci-care.com.

A shareholder can also obtain a printed copy of any of the materials referred to above by contacting the Company at the following address:

American CareSource Holdings, Inc.

5429 Lyndon B. Johnson Freeway

Suite 700

Dallas, TX 75240

Attn: Investor Relations

Telephone: 972.308.6830

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee which currently consists of Kenneth S. George, Chairman, and John W. Colloton. Edward B. Berger also served on the Audit Committee and the Governance and Nominations Committee until April 16, 2007, when he was appointed the Executive Chairman of the Company by the Board of Directors and simultaneously resigned from his committee positions. Mr. Berger’s resignation from the Audit Committee was required by Section 10A of the Securities Exchange Act and Rule 10A-3, as well as the listing standards of The American Stock Exchange, which require that all audit committee members are independent. While American Stock Exchange listing standards permit us to continue with a two-member Audit Committee, our Audit Committee Charter requires the committee consist of at least three directors. The Board of Directors is considering whether to add an additional member to our Audit Committee or amend the Audit Committee Charter. The functions of the Audit Committee are described in its report, which is included in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has a Compensation Committee which currently consists of David A. George, Chairman, Kenneth S. George, John N. Hatsopoulos, and John W. Colloton. Our Compensation Committee makes regular reports to the full Board of Directors. No less frequently than annually, the Committee reviews its charter to re-assess its adequacy and recommend any suggested changes to the Board for approval. Under its charter, our Compensation Committee’s responsibilities include:

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•	Evaluation of the performance of our Chief Executive Officer and determination of his compensation based upon his performance.
•	Approval of the compensation of our executive officers and employment contracts for executive officers.
•	Administration of our equity-based compensation plans, recommendations to the full Board regarding our equity-based compensation plans, and review and approval of all grants and awards thereunder.
•	Review and approval of changes to our existing equity-based compensation plans, including recommendations to the full Board of changes that require shareholder approval.
•	Review and approval of changes to our health and welfare plans that involve a material change in costs or benefit levels.

Our Compensation Committee’s charter authorizes the Compensation Committee to delegate any of its responsibilities to one or more subcommittees as it deems appropriate. Each subcommittee must include one or more members of the Committee.

Our Compensation Committee’s charter also authorizes the Compensation Committee to retain compensation consultants and other advisors to assist in its duties.

GOVERNANCE AND NOMINATIONS COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has a Governance and Nominations Committee which currently consists of John W. Colloton, Chairman, David A. George, and John N. Hatsopoulos. Our Board of Directors and Governance and Nominations Committee regularly evaluate the Company’s approach to corporate governance in light of changing regulatory requirements and evolving best practices. The Committee reviews and reassesses the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to the Board for approval.

Our Governance and Nominations Committee makes regular reports to the full Board of Directors. The Committee, from time to time, reviews its charter to re-assess its adequacy and recommends any suggested changes to the Board for approval. Under its charter, our Governance and Nominations Committee’s responsibilities with respect to Board and Committee membership and Board evaluation, and succession planning include:

•

Selection of director nominees. The Governance and Nominations Committee’s duties include recommending to the Board nominees for election as directors at any meeting of shareholders and nominees to fill vacancies on the Board. The Committee will consider candidates proposed by shareholders and apply the same criteria and follow the same process in considering such candidates as it does when considering other candidates. The Committee may adopt, in its discretion, procedures regarding director candidates proposed by our shareholders. Our Corporate Governance Guidelines provide the criteria to be used by the Board in selecting directors and guide the Governance and Nominations Committee in the director selection process.

•

Review of requisite skills and criteria for new board members and board composition. The Committee reviews with the full Board, on an annual basis, the requisite skills and criteria for Board candidates and the composition of the Board as a whole.

•

Hiring of search firms to identify director nominees . Our Governance and Nominations Committee has the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s fee.

•	Selection of Committee members. The Committee is responsible for recommending to the Board on an annual basis the directors to be appointed to each committee of the Board.
•	Evaluation of the Board. The Committee oversees an annual self-evaluation of the Board and its committees to determine whether it and its committees are functioning effectively.

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•	Succession of senior executives. The Committee presents an annual report to the Board on succession planning, including transitional Board leadership in the event of unplanned vacancies.

Our Governance and Nominations Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company encourages its shareholders to communicate with the Board of Directors. The Board of Directors does not believe a formal process for shareholders to send communications to the Board of Directors is necessary because all shareholder communications will be circulated to all members of the Board and the Board does not screen shareholder communications. All such communications should be directed to our Chief Executive Officer, Wayne A. Schellhammer, who, in turn, will circulate the communications to the other members of the Board of Directors.

DIRECTOR COMPENSATION

The following table sets forth the compensation of our directors (other than our President and Chief Executive Officer, who is not separately compensated for his service on the Board) for the Company’s fiscal year ended December 31, 2006. In the paragraph following the table and footnotes, we describe our standard compensation arrangement for service on the Board and Board committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Edward B. Berger	-	-	$62,267	-	-	-	$62,267
Derace L. Schaffer	-	-	-	-	-	-	-
John Pappajohn	-	-	-	-	-	-	-
Kenneth S. George	-	-	-	-	-	-	-
David A. George	-	-	$38,738[2]	-	-	-	$38,738
John N. Hatsopoulos	-	-	$2,604	-	-	-	$2,604
John W. Colloton	-	-	-	-	-	-	-

(1)

Represents the compensation costs for financial reporting purposes for the year under FAS 123R for grants made in 2006. See in Note 1 the section titled “Stock-Based Compensation” to the Company’s consolidated financial statements set forth in the Annual Report on Form 10-KSB for the assumptions made in determining FAS 123R values. There can be no assurances that the FAS 123R amounts will ever be realized.

At December 31, 2006, the aggregate number of option awards outstanding was: Mr. Berger 50,000 shares; Dr. Schaffer – 56,233 shares; Mr. Pappajohn – 56,233 shares; Mr. K. George – 56,233 shares; Mr. D. George – 150,000 shares; Mr. Hatsopoulos – 50,000 shares; and Mr. Colloton – 56,233 shares. The per-option FAS 123R grant date value was $1.65 for options granted in 2006.

(2)	Includes 100,000 options for consulting services through 2007 granted on December 12, 2006 with a grant date value of $1.90, market price on the date of grant, and vesting over 12 months.

Our directors, with the exception of the Executive Chairman and David A. George who is providing strategic consulting services to the Board and management, do not receive compensation pursuant to any arrangement for their services as directors. We reimburse all outside directors for travel and lodging expenses related to scheduled board meetings. The original directors were compensated through a one-time grant of 50,000

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options at the market price of our common stock at the date of their appointments at various dates in 2005 and 2006. For directors who received stock option grants prior to December 2005, those grants were subjected to the 1.1246645 to 1 stock split that occurred on November 14, 2005. This grant is vesting monthly over three years.

Beginning with the directors elected at this Annual Meeting, our directors will receive an annual grant of 15,000 options at the market price of our common stock as of the date of grant, vesting monthly over three years.

On March 30, 2007, our Board of Directors appointed Edward B. Berger our Non-Executive Chairman of the Board of Directors. As disclosed in our Annual Report on Form 10-KSB filed with the SEC on April 2, 2007, Mr. Berger’s compensation for serving as Non-executive Chairman of the Board was to be a per diem fee of $2,000 per day or a partial per diem of $1,000 per partial day and a grant of options to purchase 100,000 shares of our common stock, priced at $1.94 per share, which was the closing price of our common stock on March 30, 2007. The Non-Executive Chairman was also entitled to an additional grant of options to purchase 10,000 shares of common stock for each successive year during which he served as Non-Executive Chairman with board approval at each anniversary.

On April 16, 2007, Mr. Berger resigned from the Non-Executive Chairman position and was appointed, by unanimous consent of the remaining members of the Board of Directors, our Executive Chairman of the Company. As a result of his new appointment, Mr. Berger’s previous compensation arrangement was terminated and the March 30, 2007 stock options were cancelled. Mr. Berger’s compensation as Executive Chairman of the Board is discussed under the heading Executives and Executive Compensation.

EXECUTIVES AND EXECUTIVE COMPENSATION

Executive Officers

The following are biographical summaries of our executive officers who are not Directors:

David S. Boone, 46. Mr. Boone has been the Chief Financial Officer since June, 2005 and the Chief Operating Officer since December, 2005. Prior to joining American CareSource Holdings, from 2001 through 2005, Mr. Boone served as senior vice president of finance for Belo Corporation, a NYSE listed media company. From 2000 to 2001 Mr. Boone was vice president of corporate development for Safeway Corporation in Pleasanton, California. Prior to joining Safeway Corporation, from 1999 to 2000, Mr. Boone served as vice president, Chief Financial Officer and secretary of Intira Corporation, which filed a petition in U.S. Bankruptcy Court in Wilmington, Delaware in August, 2001, seeking bankruptcy protection under chapter 11 of Title 11 of the U.S. Code. In addition, Mr. Boone held several executive positions with Frito-Lay, Inc. between 1992 and 1999, including finance director/CFO Direct Division and vice president/business development. Before joining Frito-Lay, Inc., Mr. Boone served as a consultant for the Boston Consulting Group from 1988 to 1990 and later joined Kraft General Foods in 1990 as director of sales strategy and finance. Earlier in his career, Mr. Boone spent four years with CIGNA HealthPlan as an executive in business development and M & A. Mr. Boone holds a Bachelor of Science degree in accountancy, with Distinction, from the University of Illinois and an MBA from the Harvard Graduate School of Business Administration. He also is a Certified Public Accountant.

Steven M. Phillips, 40. Mr. Phillips has been with American CareSource Holdings since January 2003, serving as Controller and Principal Accounting Officer since April 2004. From 2002 until joining American CareSource Holdings, Mr. Phillips acted as a consultant to Baylor Healthcare System in accounting and financial systems integration for new acquisitions. From 2000 until 2002, he served as Controller of PopMail Network, an Internet and e-mail marketing company. From 1998 to 2000, Mr. Phillips served in several accounting and regulatory roles at Citizens Communications, the ninth largest local exchange carrier telecommunications company in the US. He has held several other accounting and financial management positions. Mr. Phillips earned a BA from the University of Oklahoma and an MBA from Texas Christian University and is licensed as a Certified Public Accountant by the State of New Mexico.

Maria L. Baker, 58. Ms. Baker has served as Vice President of Operations and Information Technology (IT) since March of 2003 and previously served as Vice President Business Development of ACS since January 2002. From 1994 through 2001, Ms. Baker held various positions with Medical Control, Inc., a preferred provider organization located in Dallas, Texas, and most recently was Vice President - Network Development of that company. After Medical Control, Inc. was purchased by ppoNEXT, Inc., a preferred provider organization based in Long Beach,

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California, in 2001, Ms. Baker served as Regional Vice President of Provider Relations of ppoNEXT until joining ACS. From 1987 to 1994, Ms. Baker was Director of Clinic Operations for a multi-site single specialty medical practice. Ms. Baker holds a Bachelor of Arts from Texas Tech University.

Jennifer Boone, 48. Ms. Boone joined ACS in January 1996, and has served as Vice President of Network Development since 2001. Previously, Ms. Boone held various positions at Genex Services, a national managed care organization based in Dallas, Texas. From 1992 to 1995, Ms. Boone was the Director of Admissions of BTS HealthCareers responsible for the four health focused campuses in Texas. Prior to 1992, Ms. Boone worked as a hospital based nurse with managerial responsibilities in the Dallas area. Ms. Boone completed her nursing training at Baylor Medical Center in Dallas, Texas.

Kurt Fullmer, 45. Mr. Fullmer has 24 years experience in healthcare, including 18 years in managed care leadership. Most recently, Mr. Fullmer was CEO of ClaimsPay Solutions, providing HIPAA compliant electronic payments and remittance advice for healthcare payers. Before joining ClaimsPay, Mr. Fullmer was Sr. Vice President, Network and Medical Management for MEGA Life & Health Insurance Company where he helped develop a unique consumer driven healthcare insurance plan. During that time, he also served as President of HealthMarket Insurance Agency, leading sales and providing broker/agent support. Mr. Fullmer has held key senior executive positions with OneComp Health System, CCN Managed Care, Intergroup Healthcare of Utah, and FHP. Mr. Fullmer graduated from Utah State University with a B.A. in Human Resource Administration & Industrial Relations, including minor studies in Chemistry and Economics. He received his M.B.A./M.H.A. from the University of Utah.

The following table and footnotes set forth information, for the fiscal year ended December 31, 2006, concerning the annual and long-term compensation awarded to, earned by or paid to: (i) our President and Chief Executive Officer, and (ii) the two most highly compensated executive officers, other than the principal executive officer, who received compensation in excess of $100,000 during the fiscal year ended December 31, 2006 and were serving as executive officers at December 31, 2006 (the “Named Executive Officers”). There were no stock options or other stock awards granted to any Named Executive Officer during the fiscal year ended 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary ($)	Bonus ($)[1]	Stock Awards ($)	Option Awards ($)	Non-Stock Incentive Plan Comp. ($)	All Other Comp. ($)	Total ($)

Wayne A. Schellhammer, President and Chief Executive Officer	$250,000	$25,240[2]	-	-	-	$13,769[3]	$289,010
Dave S. Boone, Vice President, Chief Operating Officer, Chief Financial Officer	$217,500	$35,000[4]	-	-	-	$726[5]	$253,196
Maria L. Baker, Vice President, IT & Operations	$109,721	-	-	-	-	-	$109,721

(1)	All bonus amounts during 2006 were approved by the Compensation Committee on June 15, 2006.
(2)

This was a non-cash bonus of the transfer to Mr. Schellhammer of the 2005 Toyota Highlander company car that he had been driving. The amount indicated is the fair market value of the vehicle at the date of transfer.

(3)	Represents the tax gross up on the value of the vehicle transferred to Mr. Schellhammer.
(4)	Cash bonus payable under Mr. Boone’s employment contract.
(5)	The statutory income from the Company provided life insurance policy.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth unexercised options; stock that has not vested; and equity incentive plan awards for each Named Executive Officer outstanding on December 31, 2006. The table does not give effect to grants of options that occurred after December 31, 2006. For additional information with respect to these grants, see the section titled “Stock Option Plan” below.

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Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Wayne A. Schellhammer	482,668 28,117	248,363 28,117	- -	0.31 0.49	5/15/2015 10/3/2015
David S. Boone	136,026 11,247	43,920 11,247	- -	0.31 0.49	5/15/2015 10/3/2015
Steven M. Phillips	4,679	7,029	-	0.31	5/15/2015

Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Wayne A. Schellhammer	- -	- -	- -	- -
David S. Boone	- -	- -	- -	- -
Steven M. Phillips	-	-	-	-

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Stock Option Plan

General

On May 16, 2005, the Board of Directors adopted the Company’s 2005 Stock Option Plan (the “2005 Plan”).

The purpose of the 2005 Plan is to enable us to attract, retain, motivate and provide additional incentive to our directors, officers, employees consultants and advisors, whose contributions are essential to our growth and success by enabling them to participate in the our long-term growth through ownership of our stock.

Summary of the 2005 Plan

The 2005 Plan is administered by our Board of Directors. Our Board of Directors may delegate the administration of the 2005 Plan to any committee, subcommittee or person charged with the administration of the Plan. For purposes of the following discussion, the term “Administrator” means the Board of Directors or the committee to whom it delegates its authority as provided above. The Administrator has the authority, subject to the terms of the 2005 Plan, to determine the individuals to whom options will be granted, the times at which options will be granted and the terms and conditions of the options.

Eligibility. Options may be granted to our key employees, consultants, advisors and directors. Options intended to qualify as incentive stock options (“ISOs”) may only be granted to key employees while actually employed by us. Non-employee directors, consultants and advisors are not entitled to receive ISOs under the 2005 Plan.

Option Price. The option price for ISOs generally will be 100% of the fair market value of ACS common stock on the date the option is granted; however, if the participant in the 2005 Plan owns more than 10% of the combined voting power of ACS and any subsidiary or parent corporation, the option price will be not less than 110% of the fair market value of ACS common stock on the date of grant. The fair market value of ACS common stock first becoming subject to exercise as incentive stock option by an optionee who is an employee during any given calendar year may not exceed $100,000. The option price for non-qualified stock options (as defined below) will be determined by the Administrator and may be less than, equal to or greater than the fair market value of ACS common stock on the date of grant. Fair market value for purposes of the 2005 Plan is the closing market price of ACS common stock as reported on the market determined by the Board to be the primary market for the common stock on the date of grant (currently, the AMEX). In the event ACS common stock is not traded on a recognized market at the time of grant, the Administrator will determine fair market value.

Duration of Options. Each stock option will terminate on the date fixed by the Administrator, which will not be more than ten years after the date of grant. If the participant in the 2005 Plan owns more than 10% of the combined voting power of ACS and any subsidiary or parent corporation, and an incentive stock option is granted to such participant, the option will terminate on the date fixed by the Administrator, which will not be more than five years after the date of grant.

Vesting. Options become exercisable when they have vested. The Administrator will specify the relevant vesting provisions at the time of the grant.

Exercise Period. The exercise period for options granted under the 2005 Plan may not exceed 10 years from the date of grant.

Payment. The Administrator will determine whether exercise of options will be settled in whole or in part in cash, common stock or other securities of ACS or other property.

Shares That May Be Issued under the 2005 Plan. A maximum of 2,249,329 shares of ACS common stock, which number may be adjusted as described below, are available for issuance pursuant to the exercise of stock options granted under the 2005 Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options. The number of shares available under the 2005 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

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Estimate of Benefits. As of April 26, 2007, options to purchase 2,043,696 shares of common stock have been granted and are outstanding under the plan. The strike price of the options ranges from $.31 to $5.60.

Number of Options Outstanding. As of April 26, 2007, options to acquire 2,007,3258 shares of Common Stock are outstanding to employees and directors of American CareSource Holdings, Inc. The following table sets forth information regarding the number of options outstanding and the exercise price of these options.

	Number of Options Outstanding	Weighted Average Exercise Price

Options outstanding 12/31/2005	1,608,738	$0.33
Options granted 2006	408,000	$3.22
Options granted 1/1/2007 to 4/23/07	367,000	$1.90
Options exercised	(122,089)	$0.31
Options cancelled	(217,453)	$2.46

Options outstanding 4/23/2007	2,043,696	$0.91

Number of Options Outstanding at April 26, 2006	Exercise Price

1,464,530	$0.33
50,000	$5.60
16,667	$3.85
95,500	$2.55
150,000	$1.90
17,000	$2.23
250,000	$1.86

2,043,696	$0.91

Of these options, 1,138,798 of the options granted before April 23, 2007 were fully vested. A total of 1,517,735 were granted on May 16, 2005, 146,143 of which vested immediately. Options to acquire 724,973 shares of our common stock have been granted to directors in consideration for their services and are subject to vesting monthly over a period ranging from one to three years. The remaining options and all other options granted under the Plan vest as to 25% of the option grant on the first anniversary of the grant, and 25% on each subsequent anniversary.

Termination of and Amendments to the 2005 Plan. The Board of Directors may amend the 2005 Plan from time to time, except that no amendment will be made without shareholder approval if such approval is necessary to comply with applicable law. No options may be granted under the 2005 Plan after 2015.

Compensation of the Executive Director

As Executive Chairman, Mr. Berger will be compensated $15,000 for each month of service.  The Board granted Mr. Berger options to purchase up to 250,000 shares of the Registrant’s common stock at an exercise price of $1.86 per share.  These options shall vest over a period of 12 months.  This grant of options replaced the grant of options to purchase up to 100,000 shares of the Registrant’s common stock awarded to Mr. Berger on March 30, 2007 in his capacity of Non-Executive Chairman.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions Involving the Wells Fargo Bank N.A. Line of Credit

On December 1, 2004, American CareSource Holdings entered into a Credit Agreement with Well Fargo Bank, N.A., which created a secured credit facility of $300,000 until July 31, 2006. Mr. Pappajohn, a director of the both American CareSource Holdings and Patient Infosystems (now CareGuide, Inc.), guaranteed this credit facility. There was no compensation to Mr. Pappajohn related to this guarantee.

On January 28, 2005, American CareSource Holdings amended its credit agreement with Wells Fargo Bank, N.A. extending the line of credit to $3,000,000, which line was increased to $4,000,000 as of August 9, 2005. Mr. Pappajohn and Dr. Schaffer, directors of American CareSource Holdings guaranteed such increases in the credit line. As compensation for Mr. Pappajohn’s and Dr. Schaffer’s guarantees for the initial extension of credit, American CareSource Holdings issued warrants to purchase an aggregate of 1,096,491 shares to Mr. Pappajohn and Dr. Schaffer at an exercise price of $0.40 equal to the per share fair market value of American CareSource Holdings common stock established by American CareSource Holdings’ Board of Directors based upon an independent appraisal. The value of the warrants was separately estimated at $0.20 per share or $214,489 based on the Black-Scholes valuation of the call option associated with a five year warrant. In connection with the August increase in the credit line, American CareSource Holdings issued additional warrants to purchase an aggregate of 576,953 shares as compensation for the guarantee extension by Mr. Pappajohn and Dr. Schaffer. Mr. Pappajohn received warrants to purchase 432,715 shares of common stock and Dr. Schaffer received warrants to purchase 144,238 shares of common stock. In addition, American CareSource Holdings issued warrants to purchase 64,106 shares as compensation to Matthew Kinley, who also guaranteed the increased credit line. Matthew Kinley is an employee of a company owned by Mr. Pappajohn. These warrants have an exercise price of $0.49 based on current fair value.

On December 28, 2005, American CareSource Holdings again amended its credit agreement with Wells Fargo Bank, N.A. extending the line of credit to $5,000,000 and extending the maturity of the line to March 31, 2007. Mr. Pappajohn guaranteed such increases in the credit line without additional compensation.

In March 2006 the Company completed the closing of a private placement sale of its common stock. The offering raised approximately $10.0 million at a price of $5.00 per share. In connection with such private placement, the Company relied upon the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The net proceeds from the transaction was approximately $9.1 million. A portion of the proceeds from this transaction was used to re-pay the full balance of the Wells Fargo Bank, N.A. credit line. The remainder of the proceeds was used to fund working capital and other general corporate purposes. American CareSource Holdings paid in full all obligations outstanding under its credit agreement with Wells Fargo Bank, N.A in March of 2006. The line of credit expired on March 31, 2007 and has not been renewed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of American CareSource Holdings’ common stock as of April 26, 2007, (i) by each person American CareSource Holdings knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) the Chief Executive Officer and each Named Executive Officer listed in the Summary Compensation Table above, (iii) each director and nominee for director of American CareSource Holdings, Inc. and (iv) all executive officers and directors of American CareSource Holdings, Inc. as a group. As of April 26, 2007, there were outstanding 14,370,709 shares of Common Stock, and 1,897,502 warrants convertible into common stock and 1,093,471 exercisable options convertible into common stock. Unless otherwise noted, the business address of all the individuals and entities named in this table is c/o American CareSource Holdings, Inc., 5429 LBJ Freeway, Suite 700, Dallas, Texas 75240.

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Name and Address	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Beneficial Ownership

John Pappajohn (2)	5,176,367	33.4%

Principal Life Insurance Company 711 High Street Des Moines, Iowa 50392	1,891,065	13.0%

Derace L. Schaffer (3)	960,794	6.4%

Wayne A. Schellhammer (4)	524,583	3.5%

Kenneth George (5)	37,489	0.3%

David A. George	56,944	0.4%

John N. Hatsopoulos	6,945	*

John W. Colloton (6)	26,555	0.2%

Edward B. Berger (7)	99,195	0.7%

David S. Boone (8)	150,605	1.0%

Steven M. Phillips (9)	4,679	*

All Officers and Directors as a group of (8 persons)(10)	6,980,266	41.7%

* less than 1%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by him or her.

(2)

Includes warrants to purchase 653,668 shares of American CareSource Holdings’ common stock exercisable any time before January 27, 2010 and additional warrants to purchase 320,248 shares of American CareSource Holdings’ common stock exercisable any time before August 15, 2010. Includes 56,233 shares of common stock of which 37,489 have vested and are shares of common stock issuable upon the exercise of outstanding stock options. Excludes an aggregate of 281,167 shares subject to warrants assigned by Mr. Pappajohn to persons not affiliated with American CareSource Holdings, with respect to which he is not the beneficial owner. Mr. Pappajohn is a member of the Board of Directors and a principal shareholder of CareGuide, Inc. (formerly Patient Infosystems, Inc.).

(3)

Includes warrants to purchase 274,123 shares of American CareSource Holdings’ common stock exercisable any time before January 27, 2010 and additional warrants to purchase 144,238 shares of American CareSource Holdings’ common stock exercisable any time before August 15, 2010. Includes 56,233 shares of common stock of which 37,489 have vested and are shares of common stock issuable upon the exercise of outstanding stock options. Dr. Schaffer is a member of the Board of Directors and a principal shareholder of CareGuide, Inc. (formerly Patient Infosystems, Inc.).

(4)	Mr. Schellhammer has been granted options to purchase 787,265 shares of American CareSource Holdings’ common stock and 524,583 of these options have vested.

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(5)	Mr. George has been granted options to purchase 150,000 shares of American CareSource Holdings’ common stock and 56,944 of these options have vested and 33,333 have been cancelled.

(6)	Mr. Colloton has been granted options to purchase 56,233 shares of American CareSource Holdings’ common stock and 26,555 of these options have vested.
(7)

Includes 79,750 shares of American CareSource Holdings’ common stock beneficially owned by Mr. Berger of which 49,988 shares are owned by Mr. Berger and 29,762 shares are owned by Tucson Traditions LLC, a company owned by Mr. Berger. In addition, Mr. Berger has been granted options to purchase 50,000 shares of American CareSource Holdings’ common stock and 19,445 of these options have vested. On April 16, 2007 an additional 250,000 options were granted to Mr. Berger in his capacity as Executive Chairman.

(8)	Mr. Boone has been granted options to purchase 202,440 shares of American CareSource Holdings’ common stock and 150,605 of these options have vested.
(9)	Mr. Phillips has been granted options to purchase 14,058 shares of American CareSource Holdings’ common stock and 7,029 of these options have vested and 2,350 have been exercised.
(10)	Includes warrants to purchase 1,392,278 shares of American CareSource Holdings’ common stock and 488,387 of vested stock options.

No stock options were exercised by the Chief Executive Officer or the Named Executive Officers of American CareSource Holdings, Inc. during the fiscal year ended December 31, 2006 with the exception of Mr. Phillips.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy card will vote and act with respect thereto, in what according to their judgment, is in the interests of American CareSource Holdings, Inc. and its shareholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of any class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during fiscal 2006.

ANNUAL REPORT ON FORM 10-KSB

In addition to the proxy statement and proxy card, a copy of American CareSource Holdings, Inc. annual report on Form 10-KSB for the fiscal year ended December 31, 2006 is enclosed. The annual report on Form 10-KSB which includes our audited financial statements is being furnished to you without the exhibits thereto. Upon your request, we will provide you with a copy of the exhibits. You may under some circumstances be responsible for our reasonable expenses in furnishing such exhibits.

You can write to our Secretary at 5429 LBJ Freeway, Suite 700, Dallas, Texas, or telephone us at 972-308-6830 for additional copies of the Company’s annual report on form 10-KSB for a nominal charge. You can also access our Form 10-KSB and other periodic filings we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

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SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Shareholders who wish to present proposals to be included in our proxy materials for the 2008 annual meeting of shareholders must submit such proposal in proper form to our Secretary at American CareSource Holdings, Inc., 5429 LBJ Freeway, Suite 700, Dallas, TX 75240 by December 14, 2007.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

Appointment of Auditors for Fiscal 2007

The Audit Committee has appointed McGladrey & Pullen LLP as our independent auditors for 2007. We are not required to have the shareholders ratify the selection of McGladrey & Pullen LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen LLP but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of American CareSource Holdings, Inc. and its shareholders. Representatives of McGladrey & Pullen LLP are not expected to be present at the Annual Meeting, will not have an opportunity to make a statement and will not be available to respond to questions.

McGladrey & Pullen LLP was first engaged as our independent registered public accounting firm since January 1, 2004 and has audited our financial statements for fiscal 2004, 2005 and 2006.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen LLP as our independent auditors for fiscal 2007.

Principal Accountant Fees and Services

Relationship with Independent Auditors

Audit services performed by McGladrey & Pullen LLP for the fiscal years 2006 and 2005, respectively, consisted of the examination of American CareSource Holdings’ financial statements, services related to filings with the Securities and Exchange Commission (“SEC”), audits, quarterly reviews and tax services.

Audit Fees

For fiscal 2006, the aggregate audit fees incurred by the Company from McGladrey & Pullen, LLP for professional services rendered in connection with: (i) the audit of American CareSource Holdings’ annual financial statements for the year ended December 31, 2006; (ii) the review of American CareSource Holdings’ quarterly financial statements for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and (iii) the review of reports filed with the SEC by American CareSource Holdings during the period reported were $97,000. For fiscal 2005, the aggregate audit fees incurred by the Company from McGladrey & Pullen, LLP for professional services rendered in connection with: (i) the audit of American CareSource Holdings’ annual financial statements for the year ended December 31, 2005; (ii) the review of American CareSource Holdings’ quarterly financial statements for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and (iii) the review of reports filed with the SEC by American CareSource holdings during the period reported were $101,000.

Audit-Related Fees

For fiscal 2006, the aggregate audit-related fees incurred by the Company from McGladrey & Pullen, LLP was $48,165. For fiscal 2005, the aggregate audit-related fees incurred by the Company from McGladrey & Pullen, LLP was none. Audit-related fees consist of accounting consultations and audits in connection with business combinations and consultations concerning financial accounting and reporting standards and amounts related to the SB-2, PPM and S-3 filings.

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                Tax Fees

For fiscal 2006, the aggregate fees incurred by the Company from RSM McGladrey, Inc. an entity associated with McGladrey & Pullen LLP, for professional services rendered related to taxes of American CareSource Holdings for the year ended December 31, 2006 were $5,705 as compared to $1,800 for the year ended December 31, 2005. Tax fees consist of tax compliance, tax consultations and tax return preparation.

All Other Fees

There were no other fees billed by McGladrey & Pullen LLP or RSM McGladrey, Inc. for the years ended December 31, 2006 and 2005.

The Audit Committee considers at least annually whether the provision of non-audit services by McGladrey & Pullen LLP is compatible with maintaining auditor independence.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by McGladrey & Pullen LLP to American CareSource Holdings for the fiscal years ended 2006 and 2005 were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management, not the Audit Committee nor the independent auditor, is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. McGladrey & Pullen LLP, the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with U.S. generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee acts only in a board-level oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to U.S. generally accepted accounting principles.

Our Audit Committee is comprised of Kenneth S. George, Chairman, and John W. Colloton, each of whom is “independent” within the meaning of the American Stock Exchange listing standards and Rule 10A-3(b) under the Securities Exchange Act of 1934. That is, the Board of Directors has determined that neither Kenneth S. George nor John W. Colloton has a relationship with the Company that may interfere with his independence from the Company and its management. The Board of Directors has designated Kenneth S. George as the “Audit Committee financial expert” within the meaning of Item 407(d) of Regulation S-B under the Securities Exchange Act of 1934. Until recently, our director, Edward B. Berger, also served on the Audit Committee. Upon his April 16, 2007 appointment by the Board of Directors as Executive Chairman of the Board, Edward B. Berger withdrew from the Audit Committee since as Executive Chairman he could no longer be deemed an “independent” director. American Stock Exchange listing standards permit us to continue with a two-member Audit Committee. However, our Audit Committee Charter requires the committee consist of at least three directors. The Board of Directors is considering whether to add an additional member to our Audit Committee or amend the Audit Committee Charter. A copy of our Audit Committee Charter is available at the Company’s website, www.anci-care.com.

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In connection with the preparation and filing of our Annual Report on Form 10-KSB for the year ended December 31, 2006, the Audit Committee:

a.	reviewed and discussed the audited financial statements with the Company’s management and the independent auditors in separate sessions,
b.	discussed with McGladrey & Pullen LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (as modified or supplemented),
c.

received the written disclosures and the letter from McGladrey & Pullen LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of McGladrey & Pullen LLP, and

d.

had private sessions, at each of its meetings in person or telephonically, with the Company’s independent auditors and, separately, with the Company’s financial management team, at which candid discussions of financial management, accounting and internal control issues took place.

Management has reviewed the audited financial statements in the Annual Report on Form 10-KSB with the Audit Committee, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addressing the quality for management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the American CareSource Holdings, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2006.

Audit Committee

Kenneth S. George, Chairman

John W. Colloton

Edward B. Berger *

*Member of the Audit Committee until April 16, 2007.

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PROPOSAL 3

APPROVAL OF THE AMENDMENT OF THE 2005 STOCK OPTION PLAN

The Company’s shareholders are being asked to approve the First Amended and Restated Stock Option Plan of American CareSource Holdings, Inc. (the “First Amended and Restated Stock Option Plan”) which replaces our 2005 Stock Option Plan and increases the number of shares available for stock option grants under the plan.

Reasons for the Proposal

As of December 31, 2006, there were 285,231 shares available for granting under our 2005 Stock Option Plan. The Company believes that it is in the best interest of its shareholders to have an adequate reserve of stock options to reward management for achieving business targets, as an incentive to attract and retain talented employees, and available as a form of compensation for the Company’s directors, consultants, and advisors.

Our key employees, consisting of Mr. Schellhammer and Mr. Boone, as well as all employees, all of our directors, as well as consultants and advisors of the Company who are from time to time responsible for the management, growth and protection of the Company’s business are eligible to participate in the 2005 Stock Option Plan and will continue to be eligible to participate in the First Amended and Restated Stock Option Plan.

The following table sets forth the benefits or amounts that will be received by or allocated to each of the following under the First Amended and Restated Stock Option Plan being acted upon: (i) our Chief Executive Officer and each Named Executive Officer listed in the Summary Compensation table; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

NEW PLAN BENEFITS

First Amended and Restated American Stock Option Plan of CareSource Holdings, Inc.
Name and Position	Dollar Value ($)	Number of Units
Wayne A. Schellhammer, President and Chief Executive Officer	-	-
David S. Boone, Vice President, Chief Operating Officer, Chief Financial Officer	-	-
Maria L. Baker, Vice President, IT & Operations		-
All Current Executive Officers as a Group	-	-
All Non-Executive Officer Directors as a Group	-	-
All Employees, Including All Current Officers Who are Not Executive Officers, as a Group	-	-

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Description of the 2005 Stock Option Plan and the Proposed Amendment

The following is a summary of the existing 2005 Stock Option Plan and the proposed amendment thereto. This summary does not purport to be complete, and is qualified in its entirety by reference to the text of the First Amended and Restated Stock Option Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The 2005 Stock Option Plan is designed to furnish additional incentives to key employees, directors, nominees and consultants of American CareSource Holdings, Inc., upon whose judgment, initiative and efforts the successful conduct of our business largely depends, and to strengthen the ability of the Company to attract and retain in its employ, or as a member of its Board of Directors, persons of training, experience and ability. The 2005 Stock Option Plan presently authorizes the granting of options of up to 2,249,329 shares of common stock. The Board of Directors believes it is beneficial to expand the option pool by 1,000,000 shares to 3,249,329.

Administration. The 2005 Stock Option Plan is currently administered by either the full Board of Directors or such committee as may be designated by the Board of Directors (the “Committee”). In administering the 2005 Stock Option Plan, the Committee has the power to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration, to select individuals to receive grants, to determine the terms and provisions of grants of options and to make all other determinations necessary or advisable for administration of the 2005 Stock Option Plan.

Option Grants. The 2005 Stock Option Plan provides for the granting of both incentive stock options (an “ISO”) and nonqualified stock options (a “NQO”). NQO’s may be issued generally to any employee, director, nominees for director or consultants of the Company or its subsidiaries. ISO’s may only be issued generally to employees of the Company and its subsidiaries, and may not be issued to any non-employee director. The Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant (five years in the case of optionees holding more than 10% of the combined voting power of all classes of stock of the Company), on which options will expire. The fair market value of the stock with respect to which ISO’s under the 2005 Stock Option Plan or any other plan of American CareSource Holdings, Inc. first become exercisable may not exceed $100,000 in any year. The option price of an ISO is to be at least 100% of the fair market value on the date of grant (110% in the case of optionees holding more than ten percent of the combined voting power of all classes of stock of the Company). The 2005 Stock Option Plan, however, permits the Committee to grant NQO’s at any exercise price consistent with the purposes of the 2005 Stock Option Plan, whether or not such exercise price is equal to the fair market value of the stock on the date of grant of the NQO. NQO’s with an exercise price of less than fair market value on the date of grant will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and so any compensation expense generated by the exercise of such an option would not be deductible by the Company if the optionee is a “covered employee” who is paid compensation from the Company in an amount in excess of $1,000,000 in the year of exercise. Options may be exercised by the payment of the exercise price in cash or by certified or bank check.

Income Tax Consequences. Under present law the federal income tax treatment of stock options under the 2005 Stock Option Plan is generally as follows:

Incentive Stock Options. For regular income tax purposes, an optionee will not realize taxable income upon either the grant of an ISO or its exercise if the optionee has been an employee of Patient Infosystems or a subsidiary at all times from the date of grant to a date not more than three months before the date of exercise. The difference between the fair market value of the stock at the date of exercise and the exercise price of an ISO, however, will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the shares acquired upon an exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year from the date of exercise, any gain realized upon a subsequent sale of the shares will be taxable as a capital gain. In that case, the Company will not be entitled to a deduction in connection with the grant or the exercise of the ISO or the subsequent disposition of the shares by the optionee. The amount of gain or loss realized upon such a sale or other disposition will be measured by the difference between the amount realized and the earlier exercise price of the ISO (the optionee’s basis in the stock). If the optionee disposes of the shares within two years from the date of grant of the ISO or within one year from the date of exercise of the ISO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares at the date of exercise (or the amount realized on disposition, if less) over the option price, and the Company will be allowed a corresponding deduction. If the amount realized on the disposition exceeds the fair market value of the shares at the date of

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exercise the gain on disposition in excess of the amount treated as ordinary income will be treated as a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain.

Nonqualified Stock Options. An optionee will not realize income upon the grant of a nonqualified option. Upon the exercise of a nonqualified option, an optionee will be required to recognize ordinary income in an amount equal to the excess of the fair market value at the date of exercise of the NQO over the option price. Any compensation includable in the gross income of an employee with respect to a NQO will be subject to appropriate federal income and employment taxes. The Company will be entitled to a business expense deduction in the same amount and at the same time as when the optionee recognizes compensation income. Upon a subsequent sale of the stock, any amount realized in excess of such fair market value will constitute a capital gain. Any such capital gain will be a mid-term capital gain if the optionee holds the shares for more than one year, but not more than 18 months, from the date of exercise. If the optionee holds the shares for more than 18 months from the date of exercise, any such gain will be a long-term capital gain. In the limited circumstances in which an officer who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) exercises a NQO, which exercise is not exempt under Section 16(b), no income is recognized for federal income tax purposes at the time of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after the date of exercise, in which case the rules described in the second preceding paragraph would apply. Where such an election is not made, the optionee will recognize ordinary income on the first date that sale of such shares would not create liability under Section 16(b) of the 1934 Act (this is generally, but not necessarily, six months after the date of exercise). The ordinary income recognized to such an optionee will be the excess, if any, of the fair market value of shares on such later date over the option exercise price. The foregoing discussion does not purport to be a complete analysis of all the potential tax consequences relevant to recipients of options or to Patient Infosystems or its subsidiaries. The above discussion does not take into account the effect of state and local tax laws. Moreover, no assurance can be given that legislative, administrative, regulatory or judicial changes or interpretations will not occur which could modify such analysis. In addition, an individual’s particular tax status and his other tax attributes may result in different tax consequences from those described above. Therefore, any participant in the Stock Option Plan should consult with his own tax adviser concerning the tax consequences of the grant, exercise and surrender of such options and the disposition of any stock acquired pursuant to the exercise of such options.

Amendments. The Committee may recommend amending the 2005 Stock Option Plan at any time, but the amendments can not be implemented without prior shareholder approval.

Vote Required. The affirmative vote of a majority of the shareholder votes cast is required to approve the amendment of our 2005 Stock Option Plan.

The Board of Directors has concluded that the amendment of the 2005 Stock Option Plan is in the best interests of the Company and its shareholders. The Board of Directors has unanimously approved the amendment of the 2005 Stock Option Plan and unanimously recommends that you vote “FOR” the amendment of the 2005 Stock Option Plan.

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Exhibit A

AMERICAN CARESOURCE HOLDINGS, INC.

2005 AMENDED AND RESTATED STOCK OPTION PLAN

Section 1. Purpose

The purpose of the American Caresource Holdings, Inc. 2005 Amended and Restated Stock Option Plan (the “Plan”) is to enable American Caresource Holdings, Inc. (the “Company”) to attract, retain, motivate and provide additional incentive to its directors, officers, employees, consultants and advisors, whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Section 2. Definitions

As used in the Plan:

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Board" means the Board of Directors of the Company.

"Cause" means the termination of a Participant's employment, consulting or advisory relationship with the Company or the termination of a Participant's membership on the Board because of the occurrence of any of the following events:

(i)        the Participant materially breaches any of his obligations as a key employee, consultant, advisor or director of the Company;

(ii)       the Participant conducts his duties with respect to the Company in a manner that is improper or negligent; or

(iii)     the Participant fails to perform his obligations faithfully as provided in any employment or consulting agreement executed between the Company and the Participant, engages in habitual drunkenness, drug abuse, or commits a felony, fraud or willful misconduct which has resulted, or is likely to result, in material damage to the Company, or as the Board in its sole discretion may determine.

"Committee" means the Compensation Committee of the Board (or any successor committee of the Board) responsible for making recommendations to the Board (or for exercising authority delegated to it by the Board pursuant to Section 3 of the Plan, if any) with respect to the grant and terms of Options under the Plan; provided, however, that (i) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are "non-employee directors" within the meaning of Rule 16b-3 adopted under the Exchange Act, or any successor rule (ii) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 and who are intended to satisfy the requirements for "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Compensation Committee who are "outside directors" within the meaning of Section 162(m) of the Code, and (iii) with respect to all Options, the Committee shall be comprised of "independent" directors.

"Company" means American Caresource Holdings, Inc., a Delaware corporation, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

"Common Stock" or "Stock" means the common stock, $0.01 par value per share, of the Company.

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"Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, with respect to Common Stock, shall be determined as follows:

(i)

If the Common Stock is at the time listed on any stock exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or the Nasdaq Market determined by the Board to be the primary market for the Common Stock, as such price is officially reported on such exchange or market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)

If the Common Stock is at the time traded on the OTC Bulletin Board (“OTCBB”), then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is quoted on the OTCBB or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)

If the Common Stock is not listed or traded on any stock exchange or Nasdaq System or the OTCBB, the Fair Market Value shall be determined by the Board in good faith and in the manner established by the Board from time to time using a reasonable valuation method.

"Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

"Non-Employee Director" means a member of the Board who is not an employee of the Company.

"Non-Qualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

"Participant" means an eligible person selected by the Board to receive an Option under the Plan.

"Plan" means the American Caresource Holdings, Inc. 2005 Amended and Restated Stock Option Plan.

"Retirement" means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company.

Section 3. Administration

(a)          The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan including, without limitation, the provisions governing participation in the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted and to determine the terms and conditions of any Option granted hereunder. Subject to paragraph (d) of this Section 3, the Board may solicit the recommendations of the Committee with respect to any of the foregoing, but shall not be bound to follow any such recommendations.

(b)          Subject to the provisions of this Plan, the Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in

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connection with the Plan. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c)          The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Board shall keep minutes of its actions under the Plan.

(d)          The Board shall have the authority to delegate all or any portion of the authority granted to it (consistent with applicable law) under this Section 3 or elsewhere under the Plan to the Committee. If such authority is so delegated by Board, the Committee shall have such rights and authority to make determinations and administer the Plan as are specified in the delegation of authority. To the extent that the Board delegates its authority as provided by this Section 3(d), all references in the Plan to the Board's authority to grant Options and make determinations with respect thereto shall be deemed to include the Committee.

Section 4. Eligibility

All key employees, consultants and advisors of the Company who are from time to time responsible for the management, growth and protection of the business of the Company, and all directors of the Company, shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to key employees while actually employed by the Company. Non-Employee Directors, consultants and advisors shall not be entitled to receive Incentive Stock Options under the Plan.

Section 5. Shares of Stock Available for Options

(a)          Options may be granted under the Plan for up to 3,249,329 shares of Common Stock. If any Option in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for grant under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized and unissued shares, shares purchased in the open market or otherwise, treasury shares, or any combination thereof, as the Board may from time to time determine.

(b)          In the event that the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, stock split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted under the Plan to Participants, the Board shall have the right to adjust equitably any or all of (i) the number of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that the number of shares subject to any Option shall always be a whole number.

Section 6. Incentive Stock Options

(a)          Subject to Federal statutes then applicable and the provisions of the Plan, the Board may grant Incentive Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule of such Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and shall comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Board under the Plan be so exercised, so as to

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disqualify, without the consent of the Participant, any Incentive Stock Option granted under the Plan pursuant to Section 422 of the Code.

(b)          The option price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

(c)          No Incentive Stock Option shall be exercisable more than ten (10) years after the date such option is granted. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

(d)          Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment terminates by reason of Retirement or Disability, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Incentive Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

(e)          Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment is terminated by reason of death, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised by the Participant's legal representative at any time prior to the expiration date of the term of the Incentive Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

(f)            Unless otherwise determined by the Board at or after the time of grant, in the event a Participant's employment shall terminate for Cause, any Incentive Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g)          Unless otherwise determined by the Board at or after the time of grant, in the event the a Participant's employment shall terminate for any reason other than death, Disability, Retirement or Cause, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant's termination of employment, whichever period is shorter.

(h)          The aggregate Fair Market Value of Common Shares first becoming subject to exercise as an Incentive Stock Option by a Participant who is an employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Such aggregate Fair Market Value shall be determined as of the date such Option is granted.

Section 7. Non-Qualified Stock Options

(a)          Subject to the provisions of the Plan, the Board may grant Non-Qualified Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule and the other conditions and limitations applicable to the exercise of the Non-Qualified Stock Options.

(b)          The option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be the price determined by the Board, which may be less than, equal to or greater than the Fair Market Value of the Common Stock on the date of grant.

(c)          No Non-Qualified Stock Option shall be exercisable more than ten (10) years after the date such option is granted.

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(d)          Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment, consulting or advisory relationship or membership on the Board terminates by reason of Retirement or Disability, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Non-Qualified Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

(e)          Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment, consulting or advisory relationship or membership on the Board is terminated by reason of death, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised by the Participant's legal representative at any time prior to the expiration date of the term of the Non-Qualified Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

(f)          Unless otherwise determined by the Board at or after the time of grant, in the event a Participant's employment, consulting or advisory relationship or membership on the Board shall terminate for Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g)          Unless otherwise determined by the Board at or after the time of grant, in the event a Participant's employment, consulting or advisory relationship or membership on the Board shall terminate for any reason other than death, Disability, Retirement or Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option or within three (3) months (or such shorter period as the Board shall determine at the time of grant) following Participant's termination, whichever period is shorter.

Section 8. General Provisions Applicable to Options

(a)          Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)          Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

(c)          The Board shall determine whether Options to Participants are settled in whole or in part in cash, Common Stock, other securities of the Company, or other property, and may, in its discretion, permit “cashless exercises” pursuant to such procedures as may be established by the Board.

(d)          No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the grant of the Option, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board may in its sole discretion determine.

(e)          No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's duly appointed guardian or personal representative.

(f)          The Board may at any time accelerate the exercisability of all or any portion of any Option.

(g)          The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Board's sole discretion, a Participant may elect to have such tax

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obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h)          For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i)        a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

(ii)       an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

(i)           The Board may amend, modify or terminate any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 9. Miscellaneous

(a)          No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b)          Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

(c)          Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d)          Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e)          No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes willful misconduct.

(f)	The Plan shall be effective as of May 16, 2005.

(g)          The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

(h)          Options may not be granted under the Plan after May 16, 2015, but then-outstanding Options may exercised in accordance with their terms after such date.

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(i)           To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of Delaware.

(j)           Options may be granted to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board may also impose conditions on the exercise or vesting of Options in order to minimize the Company's obligation with respect to tax equalization for employees on assignments outside their home country.

NWK3: 867279.02

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REVOCABLE PROXY

American CareSource Holdings, Inc.

5429 LBJ Freeway, Suite 700

Dallas, TX 75240

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 24, 2007

9:00 a.m., Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints David S. Boone and Steven M. Phillips, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of American CareSource Holdings, Inc. (the “Company”) held of record by the undersigned on April 26, 2007, at the Annual Meeting of Stockholders to be held at the offices of the Company located at 5429 LBJ Freeway, Suite 700, Dallas, Texas on Thursday, May 24, 2007, at 9:00 a.m., Central Time or any meeting following the postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINATED DIRECTORS, "FOR" THE APPROVAL OF THE AMERICAN CARESOURCE HOLDINGS, INC. AMENDED AND RESTATED 2005 STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE DECEMBER 31, 2007 FISCAL YEAR.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side)

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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINATED DIRECTORS, "FOR" THE APPROVAL OF THE AMERICAN CARESOURCE HOLDINGS, INC. AMENDED AND RESTATED 2005 STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE DECEMBER 31, 2007 FISCAL YEAR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

FOR ALL NOMINEES TO THE LEFT	WITHHOLD AUTHORITY		FOR	AGAINST	ABSTAIN

1. To elect the following persons to the Board of Directors of the Company for the term described in the proxy statement:

Nominees:

(1) Edward B. Berger

(2) Wayne. A. Schellhammer

(3) Derace L. Schaffer, MD

(4) John Pappajohn

(5) Kenneth S. George

(6) John N. Hatsopoulos, and

(7) John W. Colloton

☐	☐	2. To ratify the selection by the Company of McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2007.	☐	☐	☐

		3. To approve the American CareSource Holdings, Inc. Amended and Restated 2005 Stock Option Plan.	☐	☐	☐

To change the address on your account, please check the box at the right and indicate your new address in the address space provided left. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder__________________________	Date:_______	Signature of Stockholder_______________________	Date:_______

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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